                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

FILED BY THE REGISTRANT [X]               FILED BY A PARTY OTHER THAN THE
                                          REGISTRANT [_]

CHECK THE APPROPRIATE BOX:

[_]Preliminary Proxy Statement            [_]Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             RAPTOR SYSTEMS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
_______________________________________________________________________________
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
_______________________________________________________________________________
  (2) Aggregate number of securities to which transaction applies:
_______________________________________________________________________________
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________________________
  (4) Proposed maximum aggregate value of transaction:
_______________________________________________________________________________
  (5) Total fee paid:
_______________________________________________________________________________

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
_______________________________________________________________________________
  (2) Form, Schedule or Registration Statement No.:
_______________________________________________________________________________
  (3) Filing Party:
_______________________________________________________________________________
  (4) Date Filed:
_______________________________________________________________________________

                                    [LOGO]

                             RAPTOR SYSTEMS, INC.
                               69 HICKORY DRIVE
                               WALTHAM, MA 02154

                                                                 April 11, 1997

Dear Stockholder:

  On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Raptor Systems, Inc. (the "Annual Meeting") to be held on Wednesday, May 21, 1997, at 8:30 a.m. local time, at the offices of Goodwin, Procter & Hoar LLP, 2nd Floor, Exchange Place, Boston, Massachusetts.

  The Annual Meeting has been called for the purpose of (i) electing two (2) Class I Directors, each for a three-year term, (ii) considering and voting upon a proposal to amend the Company's Amended and Restated 1995 Stock Option and Grant Plan (the "Stock Option Plan") to increase the number of shares of common stock of the Company available for issuance thereunder and (iii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The Board of Directors of the Company recommends that you vote "FOR" the re-election of William S. Kaiser and Shaun McConnon as Class I Directors of the Company and "FOR" the proposal to amend the Company's Stock Option Plan to increase the number of shares of common stock of the Company available for issuance thereunder.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          Very truly yours,

                                            LOGO

                                          Robert A. Steinkrauss
                                          Chairman and Chief Executive Officer

                             RAPTOR SYSTEMS, INC.
                               69 HICKORY DRIVE
                               WALTHAM, MA 02154
                                (617) 487-7700

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON WEDNESDAY, MAY 21, 1997

  Notice Is Hereby Given that the Annual Meeting of Stockholders of Raptor Systems, Inc. (the "Company") will be held on Wednesday, May 21, 1997, 8:30 a.m., local time, at the offices of Goodwin, Procter & Hoar LLP, 2nd Floor, Exchange Place, Boston, Massachusetts (the "Annual Meeting") for the purpose of considering and voting upon:

  1. The election of two Class I Directors, each for a three-year term;

  2. A proposal to amend the Company's Amended and Restated 1995 Stock Option and Grant Plan (the "Stock Option Plan"), to increase the number of shares of common stock, par value $.01 per share, of the Company ("Common Stock") available for issuance thereunder from 92,517, as of March 31, 1997, to 592,517 shares; and

  3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on March 26, 1997 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors


                                                  LOGO
                                          Shaun McConnon
                                          President and Corporate Secretary
Waltham, Massachusetts
April 11, 1997

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             RAPTOR SYSTEMS, INC.
                               69 HICKORY DRIVE
                               WALTHAM, MA 02154
                                (617) 487-7700

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON WEDNESDAY, MAY 21, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Raptor Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 21, 1997, 8:30 a.m. local time, at the offices of Goodwin, Procter & Hoar LLP, 2nd Floor, Exchange Place, Boston, Massachusetts and any adjournments or postponements thereof (the "Annual Meeting").

  At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

    1. The election of two Class I Directors, each for a three-year term, such terms to continue until the 2000 annual meeting of stockholders and until such Director's successor is duly elected and qualified;

    2. A proposal to amend the Company's Amended and Restated 1995 Stock Option and Grant Plan (the "Stock Option Plan"), to increase the number of shares of common stock, par value $.01 per share, of the Company ("Common Stock") available for issuance thereunder from 92,517, as of March 31, 1997, to 592,517 shares; and

    3. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 15, 1997 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 26, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 13,288,731 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 945 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

  The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

  A quorum being present, the affirmative vote of a plurality of the votes cast is required for the election of Directors of the Company. With respect to the election of Directors, votes may be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of Directors.

  A quorum being present, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve Proposal 2--Amendment to Stock Option Plan to Increase the Number of Shares of Common Stock Available for Issuance. Accordingly, abstentions will be counted as votes cast against Proposal 2, but broker non-votes will have no impact on the outcome of the vote on such matter.

  STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS TO SERVE AS CLASS I DIRECTORS LISTED IN THIS PROXY STATEMENT AND "FOR" THE APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN SET FORTH IN PROPOSAL 2 OF THIS PROXY STATEMENT. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

  Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

  The Annual Report of the Company filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1996, including audited financial statements, is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  At the April 2, 1997 meeting of the Board of Directors of the Company, the Board voted to reduce the number of Directors of the Company from seven (7) to six (6). Accordingly, at the close of the Annual Meeting, the Board of Directors of the Company will consist of six members and will be divided into three classes, with two Directors in each class. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

  At the Annual Meeting, two Class I Directors will be elected to serve until the 2000 annual meeting of stockholders and until such Director's successor is duly elected and qualified. The Board of Directors has nominated William S. Kaiser and Shaun McConnon for re-election as Class I Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Messrs. Kaiser and McConnon as Directors. Each of the nominees has agreed to stand for re-election and to serve, if elected, as a Director. However, if any of the persons nominated by the Board of Directors fails to stand for re-election or is unable to accept re-election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

  A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the nominee as a Director of the Company.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

  Set forth below is certain information regarding the Directors of the Company, including the Class I Directors who have been nominated for the re-election at the Annual Meeting, based on information furnished by them to the Company.

                                                                        DIRECTOR
     NAME                                                           AGE  SINCE
     ----                                                           --- --------
     CLASS I--TERM EXPIRES 1997
     William S. Kaiser*............................................  41   1994
     Shaun McConnon*...............................................  52   1994
     David A. Pensak...............................................  49   1991
     CLASS II--TERM EXPIRES 1998
     Ernest C. Parizeau............................................  40   1995
     Robert Schechter..............................................  48   1995
     CLASS III--TERM EXPIRES 1999
     Brian D. Owen.................................................  41   1995
     Robert A. Steinkrauss.........................................  45   1995

--------
* Nominee for re-election.

  William S. Kaiser has served as a Director of the Company since October 1994. Mr. Kaiser has been employed by Greylock Management Corporation, a venture capital firm, since May 1986 and has been a general partner of Greylock Limited Partnerships since January 1988. Mr. Kaiser is a Director of Avid Technology, Inc., Spyglass, Inc. and Open Market, Inc.

  Shaun McConnon has been employed by the Company since July 1994 and has also served as a Director of the Company since that time. In May 1996, Mr. McConnon was named President and Chief Operating Officer of the Company, having previously served as Executive Vice President--Sales and Marketing. Mr. McConnon was acting Chief Executive Officer of the Company from July 1994 until February 1995 and has been Secretary of the Company since December 1994. From 1983 to 1994, Mr. McConnon served in various capacities with Sun Microsystems, Inc., a computer manufacturer including serving as Vice President from 1990-1992 and as Vice President/General Manager of the Australia/New Zealand region. Mr. McConnon is a Director of Transparent Language, Incorporated.

  David A. Pensak is a co-founder of the Company and has served as a Director since December 1991. Since 1974, Mr. Pensak has been employed as a Consultant and Corporate Advisor--Advanced Computing Technology for E.I. Dupont de Nemours & Company, an international corporation engaged in chemical manufacturing. Mr. Pensak is not seeking re-election to the Board of Directors of the Company at the expiration of his term as a Director.

  Ernest C. Parizeau has served as a Director of the Company since April 1995. Mr. Parizeau has been a Partner and Vice President of Norwest Venture Capital Management, a venture capital firm, since 1989. Mr. Parizeau also serves on the Boards of Directors of GelTex Pharmaceuticals and Workgroup Technology Corp.

  Robert Schechter has served as a Director of the Company since November 1995. Mr. Schechter has served as President and Chief Executive Officer of Natural Microsystems Corporation, a developer of computer products, since 1995. In 1996, Mr. Schechter was named Chairman of Natural Microsystems Corporation. From 1987 until 1994, Mr. Schechter was a Senior Vice President, International Business Group at Lotus Development Corporation, a software development company. He also serves on the Board of Directors of Infintium Software, Inc., formerly known as Software 2000 Inc.

  Brian D. Owen has served as a Director of the Company since November 1995. Since March 1997, Mr. Owen has been the Chief Executive Officer of Decalog B.V., a developer of global investment management software for portfolio management, traders, and compliance officers. Mr. Owen served as President and Chief Executive Officer of MapInfo Corporation, a developer of visualization tools for geographic decision support, from 1992 until October 1996. From 1990 to 1992, Mr. Owen was Vice President and General Manager of the Software Management Division of Legent Corporation, a computer software company. Mr. Owen is currently a Director of MapInfo Corporation.

  Robert A. Steinkrauss has served as a Director and been employed as the Chief Executive Officer of the Company since February 1995. In May 1996, Mr. Steinkrauss was named Chairman of the Company, having previously served as President. From 1990 to 1995, Mr. Steinkrauss was employed in various positions at Racal Electronics PLC and its subsidiaries, serving most recently as President and Chief Executive Officer of Racal Interlan, Inc., a local area networking company, from April 1993 to February 1995 and as Senior Vice President, General Manager of the Lan Internetworking Division of Racal-DataCom, Inc. from April 1991 to April 1993.

  Messrs. Kaiser, McConnon, Parizeau, Pensak and Steinkrauss were nominated and elected to the Board of Directors pursuant to a voting agreement among certain stockholders of the Company. This agreement terminated with the Company's initial public offering of its Common Stock on February 6, 1996.

BOARD OF DIRECTOR MEETINGS AND COMMITTEES

  The Board of Directors of the Company held six (6) meetings during fiscal 1996. During fiscal 1996, each of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member. The Company's Board of Directors has established an Executive Committee (the "Executive Committee"), an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee").

  The Executive Committee has the authority to take all actions that the Board of Directors as a whole would be able to take, except as limited by applicable law. The Executive Committee consists of Messrs. Kaiser and Steinkrauss and held one (1) meeting during fiscal 1996.

  The Audit Committee was chartered in February 1996 and recommends the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results and considers the adequacy of the Company's internal accounting procedures. The Audit Committee consists of Messrs. Kaiser and Schechter and held one (1) meeting during fiscal 1996.

  The Compensation Committee, which consists of Messrs. Kaiser, Owen and Parizeau, reviews and recommends the compensation arrangements for all Directors and officers and approves such arrangements for other senior level employees. The Compensation Committee also administers and takes such other action as may be required in connection with the incentive plans of the Company, including the Stock Option Plan and the Company's Employee Stock Purchase Plan. The Compensation Committee held one (1) meeting during fiscal 1996.

DIRECTOR COMPENSATION

  Directors who are officers or employees of the Company receive no compensation for service as Directors. Each non-employee Director of the Company will receive $5,000 per year for services rendered as a Director. In addition, all Directors of the Company are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees. Each non-employee Director is eligible to receive options to purchase 5,000 shares of Common Stock when such Director is first elected to the Board of Directors, with 1,000 options vested at the time of grant and the remainder vesting proportionately over four years. In addition, each non-employee Director is eligible to receive options to purchase 2,500 shares of Common Stock on each January 1st that such Director is a member of the Board of Directors, with 500 options vested at the time of grant and the remainder vesting proportionately over four years. On November 15, 1995, each non-employee Director purchased 15,000 shares of restricted Common Stock, with 3,000 shares vested at the time of issuance and the remainder vesting proportionately over four years.

  In October 1994, the Company entered into a consulting agreement with Mr. Pensak. The consulting agreement provided for the payment of $3,500 a month to Mr. Pensak for a period of three years in exchange for technical assistance and review of the Company's products. In 1996, Mr. Pensak was paid $40,000 for such services. The obligations of the Company under the consulting agreement were terminated on December 31, 1996.

  In April 1995, the Company entered into an Indemnity Agreement with Messrs. Steinkrauss and Parizeau in order to induce their service on the Board of Directors of the Company. The Indemnity Agreement provides a contractual right to indemnification to Messrs. Steinkrauss and Parizeau for certain expenses incurred by such Directors due to suits brought against them in their capacities as Directors of the Company, to the extent permitted by Delaware law and the Company's Certificate of Incorporation. In October 1994, the Company had entered into a substantially identical Indemnity Agreement with Messrs. Kaiser, McConnon and Pensak.

                                  PROPOSAL 2

                        AMENDMENT TO STOCK OPTION PLAN
                       TO INCREASE THE NUMBER OF SHARES
                       AVAILABLE FOR ISSUANCE THEREUNDER

  The Board of Directors unanimously approved an Amendment to the Company's Stock Option Plan, subject to shareholder approval, which increases the aggregate number of shares of Common Stock of the Company available for grants under the Stock Option Plan from 92,517, as of March 31, 1997, to 592,517 (subject to adjustment for certain changes in the Company's capitalization) (the "Amendment"). A summary of the principal features of the Stock Option Plan is set forth below.

TERMS OF THE STOCK OPTION PLAN

  Purpose of the Stock Option Plan. The Stock Option Plan is designed to advance the Company's interests by enhancing its ability to (a) attract and retain officers and other full-time employees (including Directors who are also full-time employees) who are in a position to make significant contributions to the success of the Company, (b) reward employees for such significant contributions and (c) encourage employees to take into account the long-term interests of the Company through ownership of shares of Common Stock and thereby to promote the progress and success of the Company.

  Scope of the Stock Option Plan. As of March 31, 1997, a total of 92,517 shares of Common Stock were available for issuance under the Stock Option Plan. The proposed Amendment to the Stock Option Plan would increase the number of shares available for issuance under the Stock Option Plan to 592,517 (subject to adjustment for certain changes in the Company's capitalization). If an option granted under the Stock Option Plan expires, is canceled or otherwise terminates without having been exercised in full, the number of shares of Common Stock as to which such option was not exercised will be available for future grants under the Stock Option Plan. The Stock Option Plan provides that the Compensation Committee of the Board of Directors (the "Compensation Committee") will determine and make appropriate and proportionate adjustments to the aggregate number of shares available under the Stock Option Plan in the event the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares or change in the corporate structure or the like. Upon the occurrence of such an event, the Compensation Committee will also make any appropriate adjustments to the number of shares of Common Stock or securities subject to options then outstanding under the Stock Option Plan, any exercise price relating to such options and any other provisions affected by such change. In addition, non-employee Directors of the Company are eligible to receive specified numbers of options during their tenure on the Board of Directors.

  Availability of Shares for Future Grants. Options to purchase 646,325 shares of Common Stock were granted during the fiscal year ended December 31, 1996. As a result, as of March 31, 1997, only 92,517 shares of Common Stock were available under the Stock Option Plan with respect to future grants. If the Amendment is approved, there would be 592,517 shares available for future grants, subject to increase to the extent that outstanding grants terminate without issuance of all shares issuable under such grants. If the Amendment is not approved, there would remain, based on options issued through March 31, 1997, only 92,517 shares available under the Stock Option Plan for future grants, unless outstanding grants terminate without issuance of all shares issuable under such grants. See "Scope of the Stock Option Plan."

  Administration of the Stock Option Plan. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the Stock Option Plan, the Compensation Committee has the authority to (a) grant options at such times as it may choose, (b) determine the types of options granted (whether incentive stock options or nonqualified options), (c) determine the size, terms and conditions of each option, (d) waive compliance by a participant with any provisions of an option, (e) with the consent of the participant, cancel any existing option in whole or in part, (f) grant a participant another option to replace an option or portion thereof that has been canceled, (g) prescribe the forms of instruments required under the Stock Option Plan, (h) make rules for the administration of the Stock Option Plan and (i) interpret the Stock Option Plan. Determinations and actions of the Compensation Committee in accordance with the Stock Option Plan will be conclusive. The Board of Directors has made a revocable delegation to the Chief Executive Officer of the Company of the authority to grant ISOs (as defined below) to employees who are not executive officers of the Company.

  Eligible Participants in the Stock Option Plan. Awards under the Stock Option Plan may be granted to officers and other full-time employees (including Directors who are also full-time employees) of the Company or any of its subsidiaries at the discretion of the Compensation Committee or, in the case of employees of the Company who are not executive officers, the Chief Executive Officer of the Company. In addition, each non-employee Director is eligible to receive options to purchase 5,000 shares of Common Stock when such Director is first elected to the Board of Directors, with 1,000 options vested at the time of grant and the remainder vesting proportionately over four years. Each non-employee Director is also eligible to receive options to purchase 2,500 shares of Common Stock on each January 1st that such Director is a member of the Board of Directors, with 500 options vested at the time of grant and the remainder vesting proportionately over four years. Options granted under the Stock Option Plan are personal to the person to whom they are granted, are non-assignable, are exercisable during the optionee's lifetime only by such optionee and are generally not capable of being transferred in any manner other than by will or the laws of descent. As of December 31, 1996, there were 100 executive officers and other full-time employees of the Company eligible to receive awards under the Stock Option Plan.

  Terms of Options Under the Stock Option Plan. Options granted under the Stock Option Plan may be in the form of incentive stock options and nonqualified stock options. The exercise price of an incentive stock option ("ISO") granted under the Stock Option Plan may not be less than 100% of the fair market value of the Common Stock at the time of grant. As of December 31, 1996, the market value of the Common Stock was $20.125 per share. To the extent that the aggregate fair market value (determined as of the date of grant) of the Common Stock with respect to which ISOs granted under any plan of the Company are exercisable for the first time during any calendar year exceeds $100,000, such options shall not be treated as ISOs. The option exercise price may be paid in cash or, if authorized by the applicable option agreement and subject to certain additional limitations, by tendering shares of Common Stock of the Company. An optionee, therefore, may have the opportunity to apply his/her shares of Common Stock received upon the exercise of an option to satisfy the exercise price for successive, simultaneous exercises of additional options. The term of each option may be set by the Compensation Committee but cannot exceed ten (10) years from grant, and each option will become exercisable at such time or times as the Compensation Committee specifies. Options granted under the Stock

Option Plan may contain certain exercise restrictions, such as vesting schedules and provisions calling for early termination of options upon termination of employment, death and similar events.

  The Stock Option Plan provides that it and all options issued thereunder will terminate on the effective date of any (a) dissolution or liquidation of the Company; (b) merger, reorganization or consolidation in which the Company is acquired by another person or in which the Company is not the surviving corporation; or (c) sale of all or substantially all of the assets of the Company to another corporation, unless provision is made for the assumption of any outstanding options or the substitution for such options of a new stock option of the successor entity or parent thereof with appropriate adjustments. In the event of any such termination, the Stock Option Plan provides for (i) the immediate exercisability of all outstanding options held by non-employee Directors of the Company and (ii) the immediate exercisability of between 50% and 100% of each option holder's outstanding options as determined by the Compensation Committee and set forth in such option holder's option grant agreement. The Compensation Committee has determined that in the event of a change in control there shall be 100% vesting of all outstanding options held by certain executive officers of the Company, including Messrs. Steinkrauss, McConnon, Kirby, Charlton and Hembrough. After the last action necessary for the occurrence of the event giving rise to such a termination has taken place, all vested options will be exercisable for at least fifteen (15) days prior to the date of such termination, but in no event after the applicable expiration date for such option.

  Duration and Amendment of the Stock Option Plan. No option may be granted under the Stock Option Plan after January 10, 2006. The Board retains the right to amend the Stock Option Plan at any time, and from time to time, subject to shareholder approval when and if required by applicable law or regulation. Except as set forth above in the event of a termination of the Plan due to an extraordinary corporate event, no amendment of the Stock Option Plan may alter or impair the rights and obligations under a previously granted option without the optionee's consent.

  Federal Income Tax Implications of the Stock Option Plan. The following discussion summarizes the material federal income tax consequences of participation in the Stock Option Plan based on the law as in effect on December 31, 1996, including consequences of issuance and exercise of options granted thereunder to the Company and the optionee. This summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the plans, nor does it cover state, local or non-U.S. taxes.

  An optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two (2) years from the date of grant or within one year after exercise produces ordinary income to the optionee and a deduction to the Company equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

  In the case of a nonqualified stock option, the optionee has no taxable income at the time of grant but realizes income at the time of exercise in an amount equal, in general, to the excess at that time of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

  In general, an ISO that is exercised more than three (3) months after termination of employment is treated as a nonqualified stock option. An optionee's ISO's are also treated as nonqualified stock options to the extent they first become exercisable in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

  Market Value. On December 31, 1996, the closing sale price of a share of Common Stock on the NASDAQ National Market was $20.125. Based on such closing sale price and the number of options available for issuance as of March 31, 1997, the maximum aggregate market value of the securities outstanding and eligible for issuance upon approval of the Amendment to the Stock Option Plan would be $11,924,405.

  New Plan Benefits. Employees, including executive officers, are eligible to receive awards pursuant to the Stock Option Plan. The amount of any such future grants cannot be determined at this time. Each non-employee Director who was serving as a Director on January 1, 1997 was automatically granted a non-qualified option under the Stock Option Plan to acquire 2,500 shares of Common Stock on such date, with 500 shares immediately exercisable and the remaining 2,000 vesting in equal amounts annually over a four-year period so long as such non-employee Director continues to serve as a Director. The following table sets forth information regarding potential awards to non-employee Directors under the Plan, to the extent known. See "--Availability of Shares for Future Grants."

                                                  DOLLAR      NUMBER OF SHARES
        NAME AND POSITION                      VALUE ($)(1) SUBJECT TO AWARD (#)
        -----------------                      ------------ --------------------
     Non-Executive Director Group.............   251,563           12,500

--------
(1) Based on the market value of $20.125 per share as reported by the NASDAQ National Market on December 31, 1996.

VOTE REQUIRED FOR APPROVAL

  A quorum being present, the affirmative vote of the holders of the majority of the shares of Common Stock present, or represented, and entitled to vote on such proposals at the Annual Meeting is required to approve the Amendment.

  THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE AMENDMENT WILL PROMOTE THE INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND HELP THE COMPANY TO ATTRACT, MOTIVATE AND RETAIN FULL-TIME EMPLOYEES. ACCORDINGLY, THE BOARD OF DIRECTORS HAS APPROVED THE ADOPTION OF THE AMENDMENT, SUBJECT TO SHAREHOLDER APPROVAL THEREOF, AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

  The following table sets forth, to the best knowledge and belief of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of January 31, 1997 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's Directors, (iii) each of the named executive officers in the Summary Compensation Table and (iv) all of the Company's executive officers and Directors as a group.

                                                         SHARES
                                                      BENEFICIALLY PERCENT OF
NAME AND ADDRESS                                       OWNED (1)   CLASS (2)
----------------                                      ------------ ----------
Greylock Equity Limited Partnership (3)..............  3,755,255     28.53%
 One Federal Street
 Boston, MA 02110
Norwest Equity Partners V (4)........................  1,832,262     13.92%
 Wellesley Office Park
 40 William Street, Suite 305
 Wellesley, MA 02181
Putnam Investments, Inc. (5).........................  1,024,469      7.78%
 One Post Office Square
 Boston, MA 02109
CPQ Holdings, Inc. (6)...............................    863,636      6.56%
 20555 State Highway 249
 Houston, TX 77070-2678
David A. Pensak (7)..................................    823,750      6.26%
 1304 Birmingham Rd.
 West Chester, PA 19382
Shaun McConnon (8)...................................    663,750      5.01%
 69 Hickory Drive
 Waltham, MA 02154
Robert A. Steinkrauss (9)............................    152,436      1.15%
Alan Kirby (10)......................................    109,383       *
Jim Charlton (11)....................................     48,820       *
Jack F. Hembrough (12)...............................     35,378       *
William S. Kaiser (13)...............................  3,791,057     28.80%
Brian D. Owen (14)...................................     15,500       *
Ernest C. Parizeau (15)..............................  1,847,762     14.04%
Robert Schechter (16)................................     15,500       *
All Directors and executive officers as a group (12
 persons)(17)........................................  7,532,869     56.36%

--------
 *  Represents less than 1% of the outstanding shares
(1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise indicated. In accordance with the rules of the Securities and Exchange Commission, each stockholder is deemed to beneficially own any shares subject to stock options which are currently exercisable or which become exercisable within 60 days after January 31, 1997; and any reference in these footnotes to shares subject to stock options held by the person or entity in question refers to stock options which are currently exercisable or which become exercisable within 60 days after January 31, 1997. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2) Number of shares deemed outstanding includes any shares subject to stock options held by the person or entity in question that are currently exercisable or exercisable within 60 days following January 31, 1997.
(3) Consists of shares held by Greylock Equity Limited Partnership. Greylock Equity GP Limited Partnership ("GEGPLP"), as general partner of Greylock Equity Limited Partnership, and Mr. Henry McCance, as managing general partner of GEGPLP, may be deemed to beneficially own such shares. Mr. Kaiser, a Director of the Company, is a non-managing general partner of GEGPLP and shares voting and investment power with respect to shares owned by Greylock Equity Limited Partnership. Mr. Kaiser disclaims beneficial ownership of these shares.
(4) Consists of shares held by Norwest Equity Partners V Limited Partnership, a Minnesota limited partnership. Itasca Partners V ("Itasca"), as the general partner of Norwest Equity Partners V Limited Partnership, and each of Messrs. John E. Lindahl, Daniel J. Haggerty and George J. Still, Jr., as managing general partners of Itasca, are deemed to beneficially own such shares. Each of Itasca and Messrs. Lindahl, Haggerty and Still disclaims beneficial ownership of these shares. Mr. Parizeau, a Director of the Company, is a non-managing general partner of Itasca. Mr. Parizeau disclaims beneficial ownership of these shares.
(5) Putnam Investments, Inc. ("PI"), which is a wholly-owned subsidiary of Marsh & McClennan Companies, Inc. ("MMC"), owns two registered investment advisers: Putnam Investment Management, Inc. ("PIM"), which is the investment adviser to the Putnam family of mutual funds, and The Putnam Advisory Company, Inc. ("TPAC"), which is the investment adviser to Putnam's institutional clients. PIM has dispositive power with respect to 807,400 of the shares listed, but trustees of the mutual funds in the Putnam family of mutual funds have voting power over the shares held by each fund. PTAC has dispositive power with respect to 217,069 of the shares listed and shares voting power over such shares with institutional clients. PI and MMC disclaim any power to vote or dispose of these shares.
(6) Consists of shares held by CPQ Holdings, Inc., a wholly-owned subsidiary of Compaq Computer Corporation.
(7) Includes 9,000 shares of restricted stock held by Mr. Pensak which are subject to provisions allowing for repurchase of the shares by the Company, with such provisions terminating with respect to a proportional number of shares on November 1, 1997, 1998 and 1999. Includes 500 shares subject to exercisable stock options held by Mr. Pensak.
(8) Includes 10,000 shares beneficially owned by Ms. Bonnie C. McConnon, Mr. McConnon's wife, as trustee of trusts for the benefit of Mr. McConnon's sons, Ian M. McConnon and Shaun M. McConnon. Mr. McConnon disclaims beneficial ownership of the 10,000 shares beneficially owned by his wife as trustee of these trusts. Includes 82,270 shares subject to stock options held by Mr. McConnon.
(9) Includes 30,000 shares beneficially owned by Ms. Louise Steinkrauss, Mr. Steinkrauss' wife, as trustee of trusts for the benefit of Mr. Steinkrauss' children: Robert Andrew Steinkrauss, William E. Steinkrauss, Krista L. Steinkrauss and Courtney L. Steinkrauss. Mr. Steinkrauss disclaims beneficial ownership of the 30,000 shares beneficially owned by his wife as trustee for such trusts. Includes 37,947 shares subject to stock options held by Mr. Steinkrauss.
(10) Includes 7,500 shares beneficially owned by Ms. Pamela J. Kirby, Mr. Kirby's wife, as trustee of trusts for the benefit of Mr. Kirby's children: Nicholas J. Kirby, Sarah E. Kirby and James A. Kirby. Mr. Kirby disclaims beneficial ownership of the 7,500 shares beneficially owned by his wife as trustee for such trusts. Includes 47,232 shares subject to stock options held by Mr. Kirby. Mr. Kirby and his wife share voting and dispositive power over 62,151 shares.
(11) Includes 6,573 shares subject to stock options held by Mr. Charlton.
(12) Includes 12,298 shares subject to stock options held by Mr. Hembrough.
(13) Includes 9,000 shares of restricted stock held by Mr. Kaiser which are subject to provisions allowing for repurchase of the shares by the Company, with such provisions terminating with respect to a proportional number of shares on November 1, 1997, 1998 and 1999. Includes 3,755,255 shares beneficially owned by Greylock Equity Limited Partnership as to which Mr. Kaiser shares voting and investment power. Mr. Kaiser disclaims beneficial ownership of shares held by Greylock Equity Limited Partnership. Includes 500 shares subject to exercisable stock options held by Mr. Kaiser.

(14) Includes 9,000 shares of restricted stock held by Mr. Owen which are subject to provisions allowing for repurchase of the shares by the Company, with such provisions terminating with respect to a proportional number of shares on November 1, 1997, 1998 and 1999. Includes 500 shares subject to exercisable stock options held by Mr. Owen.
(15) Includes 9,000 shares of restricted stock held by Mr. Parizeau which are subject to provisions allowing for repurchase of the shares by the Company, with such provisions terminating with respect to a proportional number of shares on November 1, 1997, 1998 and 1999. Includes 1,832,262 shares owned by Norwest Equity Partners V Limited Partnership. Mr. Parizeau disclaims beneficial ownership of shares held by Norwest Equity Partners V Limited Partnership. Includes 500 shares subject to exercisable stock options held by Mr. Parizeau.
(16) Includes 9,000 shares of restricted stock held by Mr. Schechter which are subject to provisions allowing for repurchase of the shares by the Company, with such provisions terminating with respect to a proportional number of shares on November 1, 1997, 1998 and 1999. Includes 500 shares subject to exercisable stock options held by Mr. Schechter.
(17) Includes 204,758 shares subject to stock options held by Directors and executive officers as a group and 45,000 shares of restricted stock, subject to certain repurchase provisions, held by outside Directors as a group. Includes 3,755,255 shares owned by Greylock Equity Limited Partnership. Mr. Kaiser disclaims beneficial ownership of such shares. Includes 1,832,262 shares owned by Norwest Equity Partners V Limited Partnership. Mr. Parizeau disclaims beneficial ownership of such shares.

                              EXECUTIVE OFFICERS

  The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below as of the date hereof.

   NAME                     AGE                     POSITION
   ----                     ---                     --------
Robert A. Steinkrauss......  45 Chairman and Chief Executive Officer
Shaun McConnon.............  52 President, Chief Operating Officer and Secretary
Alan Kirby.................  44 Senior Vice President of Engineering
John S. Ingalls............  47 Vice President of Finance and Chief Financial
                                Officer
Robert H. Fincke...........  51 Vice President, Treasurer and Controller
Jim Charlton...............  37 Vice President, North American and Asia/Pacific
                                Sales
Jack F. Hembrough..........  47 Vice President, General Manager, European
                                Operations

  Robert A. Steinkrauss has served as a Director and been employed as the Chief Executive Officer of the Company since February 1995. In May 1996, Mr. Steinkrauss was named Chairman of the Company, having previously served as President. From 1990 to 1995, Mr. Steinkrauss was employed in various positions at Racal Electronics PLC and its subsidiaries, most recently serving as President and Chief Executive Officer of Racal Interlan, Inc., a local area networking company, from April 1993 to February 1995 and as Senior Vice President, General Manager of the Lan Internetworking Division of Racal-DataCom, Inc. from April 1992 to April 1993.

  Shaun McConnon has been employed by the Company since July 1994 and has also served as a Director of the Company since that time. In May 1996, Mr. McConnon was named President and Chief Operating Officer of the Company, having previously served as Executive Vice President--Sales and Marketing. Mr. McConnon was acting Chief Executive Officer of the Company from July 1994 until February 1995 and has been Secretary of the Company since December 1994. From 1983 to 1994, Mr. McConnon served in various capacities with Sun Microsystems, Inc., a computer manufacturer including serving as Vice President from 1990-1992 and as Vice President/General Manager of the Australia/New Zealand region.

  Alan Kirby has served as Senior Vice President of Engineering and Chief Technical Officer since May 1996, having been a Vice President of the Company since joining the Company in December 1994. From July 1994 to December 1994, he was a Senior Staff Member of MIT Lincoln Laboratory, a research institution. From July 1981 to July 1994, he was employed at Digital Equipment Corporation, a manufacturer of computer products, serving as Group Engineering Director from 1990 to 1994.

  John S. Ingalls joined the Company as Vice President of Finance and Chief Financial Officer in August 1996. Prior to joining Raptor, Mr. Ingalls had served as Vice President of Corporate Finance at Clean Harbors, Inc., a high-growth, publicly-held company in the environmental services industry, from January 1990 to March 1996.

  Robert H. Fincke has served as a Vice President of the Company since December 1995 and as Controller and Treasurer of the Company since November 1994. From 1987 to November 1994, Mr. Fincke served as Controller, Northeast Area, of Sun Microsystems, Inc.

  Jim Charlton is the Company's Vice President in charge of North American and Asia/Pacific sales. He has been a Vice President of the Company since June 1995 and served as Mid-Atlantic Regional Sales Manager of the Company from December 1994 to June 1995. From July 1990 to December 1994, Mr. Charlton served as a Regional Director at Sun Microsystems, Inc.

  Jack F. Hembrough has been a Vice President of the Company since December 1995 and served as Director, Indirect Sales of the Company from February 1995 to December 1995. Mr. Hembrough has served as General Manager of European Operations, since April 1996. From April 1994 to February 1995, he was employed by Network Systems Corporation, a developer of LAN internetworking products, as Director, Indirect Sales, and from May 1990 to March 1994, he was employed by Motorola, Inc., a data communication and equipment manufacturer, serving as Director of Channel Marketing from May 1990 until June 1991 and as Senior Director, Indirect Sales between July 1991 and March 1994.

  Mr. Charlton is the nephew of Mr. McConnon. There are no other family relationships between executive officers of the Company.

  Each of the officers holds his or her respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

                            EXECUTIVE COMPENSATION

  The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last two years to the Company's Chief Executive Officer and the four other most highly compensated executive officers who earned in excess of $100,000 during fiscal 1996.

SUMMARY COMPENSATION

  Summary Compensation. The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers (the "named executive officers") who earned in excess of $100,000 during each of the fiscal years ended December 31, 1995 and 1996.

                          SUMMARY COMPENSATION TABLE

                                                           LONG TERM
                                          ANNUAL          COMPENSATION
                                       COMPENSATION          AWARDS
                                  ----------------------- ------------
                                                           SECURITIES
                                                           UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY ($) BONUS ($)(1) OPTIONS (#)  COMPENSATION ($)
---------------------------  ---- ---------- ------------ ------------ ----------------
Robert A. Steinkrauss,
 Chief Executive
 Officer................     1996  144,792         --           --          5,810(2)
                             1995  112,382         --       607,140         6,989(2)
Shaun McConnon,
 President..............     1996   97,396      78,085          --            --
                             1995   89,183      44,489      438,750         1,096(2)
Alan Kirby, Senior Vice
 President..............     1996  120,833         --           --          2,705(2)
                             1995  109,889         --       355,284         3,945(2)
Jim Charlton, Vice
 President..............     1996   90,000      94,076        9,000         3,462(3)
                             1995   86,738      83,496       96,150         2,803(2)
Jack F. Hembrough, Vice
 President..............     1996   90,000     100,481       25,000           550(4)
                             1995   60,424      42,509       75,000           --

--------
(1) Represents cash commissions paid to the officer during the fiscal year under the Company's Sales Compensation Plan.
(2) Represents the dollar value of insurance premiums the Company paid during the applicable fiscal year with respect to term life insurance policies purchased for the benefit of the officer.
(3) Represents the dollar value of insurance premiums the Company paid during the applicable fiscal year with respect to term life insurance policies purchased for the benefit of the officer and an automobile allowance of $1,700.
(4) Represents an automobile allowance of $550.

  Option Grants. The following table sets forth each grant of stock options during fiscal 1996 to the named executive officers.

                                                                        POTENTIAL REALIZABLE
                                                                              VALUE AT
                                                                           ASSUMED ANNUAL
                                                                        RATES OF STOCK PRICE
                                                                          APPRECIATION FOR
                                       INDIVIDUAL GRANTS                   OPTION TERM (1)
                         ---------------------------------------------- ---------------------
                         NUMBER OF     PERCENT
                         SECURITIES    OF TOTAL
                         UNDERLYING    OPTIONS     EXERCISE
                          OPTIONS      GRANTED      OR BASE
                          GRANTED    TO EMPLOYEES  PRICE PER EXPIRATION
          NAME             (#)(2)   IN FISCAL YEAR  ($/SH)      DATE      5% ($)    10% ($)
          ----           ---------- -------------- --------- ---------- ---------- ----------
Robert A. Steinkrauss...      --          --           --          --          --         --
 Chief Executive Officer
Shaun McConnon..........      --          --           --          --          --         --
 President
Alan Kirby..............      --          --           --          --          --         --
 Senior Vice President
Jim Charlton............    9,000        1.39%        8.80    01/15/06      49,808    126,224
 Vice President
Jack F. Hembrough.......   20,000        3.09%       29.00    05/30/06     364,759    924,371
 Vice President.........    5,000        0.77%       17.75    07/24/06      55,814    141,445

                       OPTION GRANTS IN LAST FISCAL YEAR

--------
(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.
(2) Options vest in equal quarterly increments over the four-year period beginning on the date of grant.

  Option Exercises and Option Values. The following table sets forth information concerning shares acquired and value realized upon exercise of stock options during fiscal 1996 and the number and value of unexercised options to purchase Common Stock of the Company held by the named executive officers of the Company who held such options at December 31, 1996.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                          OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                                   DECEMBER 31, 1996 (#) (1) DECEMBER 31, 1996 ($) (1) (2)
                                                   ------------------------- -------------------------------
                          NUMBER OF
                            SHARES
                         ACQUIRED ON     VALUE
          NAME           EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE  EXERCISABLE     UNEXERCISABLE
          ----           ------------ ------------ ----------- ------------- --------------  ---------------
Robert A. Steinkrauss...   113,841     3,306,413     37,976       367,651            759,171        7,349,619
 Chief Executive Officer
Shaun McConnon..........    54,842     1,754,747     54,849       267,422          1,096,783        5,342,762
 President
Alan Kirby..............    63,797     1,436,809     25,027       211,506            511,408        4,230,440
 Senior Vice President
Jim Charlton............    25,729       485,735        --         65,955                --         1,257,332
 Vice President
Jack F. Hembrough.......    18,751       458,440      6,047        67,874             65,677          922,695
 Vice President

--------
(1) Options vest in equal quarterly increments over the four-year period beginning on the date of grant.
(2) Based on the last reported sale price on the Nasdaq National Market on December 31, 1996 less the option exercise price.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

  Under the terms of an agreement with Mr. Steinkrauss, the Chairman and Chief Executive Officer and a Director of the Company, in the event of termination of Mr. Steinkrauss' employment by the Company, he is eligible to receive four months of salary and benefits from the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of three outside directors, Messrs. Kaiser, Parizeau, and Owen. The Committee is responsible for determining the salaries of, establishing bonus programs for, and granting stock options to, the Company's executive officers. In making decisions regarding executive compensation, the Committee receives and considers input from the Company's Chief Executive Officer (the "CEO") in addition to the results of an annual executive compensation review prepared by an outside consultant. The Company's executive compensation plan is comprised of several elements designed to attract and retain key personnel, reward outstanding performance, link executive pay to long-term Company performance and to align executive interests with stockholder interests. These elements consist of a base salary, annual bonuses, and long-term incentive stock awards.

  The base salaries of the Company's executive officers are determined by the Committee and, for executive officers other than the CEO, are based upon recommendations from Mr. Steinkrauss. In establishing base salaries for executive officers the Committee considers numerous factors such as: a review of salaries in comparable software companies, the executive's responsibilities, the executive's importance to the Company, the executive's performance in the prior year, historical salary levels of the executive and relative salary levels within the Company. Increases in base salary are generally based upon enhanced individual performance and/or increases in an executive's responsibilities.

  The Committee believes that it is important to tie a significant portion of the compensation of executive officers to the attainment of corporate success, thus aligning the objectives and rewards of Company executives with those of the stockholders of the Company. The Committee awards executive bonuses based upon a review of the bonuses given by comparable software companies, and, for executive officers other than the CEO, based upon recommendations from Mr. Steinkrauss. Individual bonuses are paid as a percentage of salary and are based upon the Company meeting certain financial goals, in addition to the attainment of individual achievement goals. The Company financial goals are established by the Committee at the beginning of the fiscal year, in the form of operating profit benchmarks. If the benchmark is achieved the Committee has discretion to distribute bonuses to the Company's executives based upon their individual contributions to the achievement of the Company's financial benchmarks. Individual achievement goals are established for each executive by Mr. Steinkrauss. An executive's performance in meeting his or her specified individual achievement goals, coupled with attainment of the Company's operating profit goal, determines the total bonus for each executive in any given year.

  The criteria used in determining the CEO's annual bonus are also established by the Compensation Committee at the beginning of the fiscal year. In 1996, Mr. Steinkrauss's bonus was based upon the attainment of a specific Company pre-tax income goal and the enhancement of the Company's management team. Because the Company did not attain the pre-tax income goal established for the CEO or the other executive officers, no bonus was paid to such officers in 1996.

  The Company's Stock Option Plan authorizes the Committee to grant incentive or non-qualified stock options to employees of the Company. The Committee determines the prices and terms at which such options are granted. The Committee uses stock options as a significant element of the compensation package of executive officers, because it believes options provide an incentive to executives to maximize stockholder value and because they compensate executives only to the extent that the Company's stockholders receive a return on their investment. Moreover, because options granted to executive officers become exercisable over a four-year period and terminate upon or shortly after the termination of the executive's employment with the Company, stock options serve as a means of retaining these executives. In determining the total number of shares of Common

Stock to be covered by option grants to executive officers in a given year, the Committee takes into account the number of outstanding shares of Common Stock, the number of shares reserved for issuance under the Company's Stock Option Plan, recommendations of management concerning option grants to employees below executive level, and the Company's projected hiring needs for the coming year. In making individual stock option grants to executives, the Committee considers the same factors considered in the determination of base salary levels, as well as the stock and option holdings of each executive and the remaining vesting schedule of such executive's options.

  Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), certain executive compensation in excess of $1 million paid to the five most highly paid executives of the Company will not be deductible by the Company for federal income tax purposes unless the compensation is awarded under a performance-based plan approved by the stockholders of the Company. The Company has structured the Company's Stock Option Plan and the grants of options thereunder such that gains realized by executives upon the exercise of such stock options generally should be deductible under Section 162(m). The Committee intends to periodically review the potential effect of Section 162(m) and may in the future decide to structure certain other executive compensation programs so that they comply with the performance-based requirements of Section 162(m).

                                          Compensation Committee

                                          William S. Kaiser
                                          Brian D. Owen
                                          Ernest C. Parizeau

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Since January 1996, executive officer compensation decisions have been made by the Compensation Committee. The Compensation Committee reviews and makes recommendations regarding the compensation for top management and key employees of the Company, including salaries and bonuses. No member of the Compensation Committee is an officer of the Company. The current members of the Compensation Committee are Messrs. Kaiser, Owen and Parizeau. Prior to the creation of the Compensation Committee in January 1996, compensation decisions were made by the full Board of Directors.

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

SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock with the total return of companies included within the Nasdaq Stock Market Index and an index of software companies compiled by Media General Financial Services, Inc., consisting of all companies whose listed line-of-business is SIC Code 7372 during the period commencing February 7, 1996 and ending December 31, 1996. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq Stock Market Index and the SIC Code Index on February 7, 1996, the date of the first day of public trading of the Company's Common Stock, and the reinvestment of all dividends.





                                     LOGO

                                 MARKET VALUE

  On December 31, 1996, the closing price of a share of the Company's Common Stock on the Nasdaq National Market was $20.125.

                           EXPENSES OF SOLICITATION

  The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Stockholder proposals intended to be presented at the Company's 1998 annual meeting of stockholders must be received by the Company on or before December 1, 1997, in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at the first annual meeting of stockholders following the initial public offering of the Company's common stock must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the date on which public announcement of the date of such annual meeting is first made by the Company. Any such proposal should be mailed to: Secretary, Raptor Systems, Inc., 69 Hickory Drive, Waltham, Massachusetts 02154.

                            INDEPENDENT ACCOUNTANTS

  The Company has selected Coopers & Lybrand L.L.P. as the independent public accountants for the Company for the fiscal year ending December 31, 1996. The firm of Coopers & Lybrand L.L.P. has served as the Company's independent public accountants since February 1995. A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and Nasdaq. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during fiscal 1996, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 BY WRITING TO SHAUN MCCONNON, SECRETARY, RAPTOR SYSTEMS, INC., 69 HICKORY DRIVE, WALTHAM, MASSACHUSETTS 02154.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

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